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                                                                   Exhibit 10.12

                        Termination Agreement and Release

         This Termination Agreement and Release (this "Agreement") is made this 8th day of April, 2002, by and between, on the one hand, the lenders identified on the signature pages hereof (the "Lenders") and FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, "Agent"; and together with the Lenders, the "Lender Group"), and, on the other hand, THE 3DO COMPANY, a California corporation ("Borrower"), THE 3DO COMPANY, a Delaware corporation ("Parent"), and 3DO EUROPE, LTD., a company incorporated under the laws of England ("UK Sub") (Parent and UK Sub are hereinafter collectively referred to as the "Guarantors").

         This Agreement is entered into with reference to the following:

     A. On or about April 6, 2000, the Lender Group, on the one hand, and Borrower and the Guarantors, on the other hand, entered into that certain Loan and Security Agreement (the "Loan Agreement") and other related Loan Documents (as that term is defined in the Loan Agreement, and all other capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lender Group extended certain financial accommodations to Borrower, and Borrower granted in favor of Agent, for the benefit of the Lender Group, a security interest in and liens on substantially all of Borrower's assets.

     B. On or about April 6, 2000, each of the Guarantors executed in favor of and delivered to Agent, for the benefit of the Lender Group, certain guaranties, guarantor security agreements, and other pledges of collateral in connection with the financial accommodations to Borrower under the Loan Documents.

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     C.  The Loan Agreement matures on April 6, 2002.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto acknowledges and agrees as follows.

         1. Lender Group Expenses. On or before 11:00 a.m., Los Angeles time, on April 5, 2002 (the "Payoff Date"), Borrower shall pay to Agent, for the benefit of the Lender Group, in cash the aggregate amount of $37,880.69 (the "Payoff Amount"), subject to adjustment as set forth in this Paragraph 1, consisting of:
(a) $50.69 in respect of accrued and unpaid interest through and including April 5, 2002, (b) $1,250.00 in respect of the amount payable for the unused line fee that was due on April 1, 2002, (c) $1,500.00 in respect of the amount payable for the loan servicing fee that was due on April 1, 2002, (d) $80.00 in respect of the amount payable for wire fees, and (e) the amount of $35,000 in respect of reasonably anticipated Lender Group Expenses to be incurred by the Lender Group from and after the Payoff Date (the "Payoff Reserve"). In the event that the Payoff Amount is not received by Agent on or before the Payoff Date, the Payoff Amount shall increase by $312.50 for each twenty-four hour period thereafter. As of the date hereof, the Agent's Account contains approximately $33,658 of Borrower's cash Collections. Borrower and the Lender Group agree that the Payoff Amount may be satisfied by (i) Agent's retention of an amount equal to $33,658 from Borrower's cash Collections, plus (ii) a cash payment from Borrower in an amount equal to $4,222.69. Within 90 days of the date of this Agreement, Agent shall transfer to Borrower the unused portion, if any, of the Payoff Reserve.

         2. Termination of Obligations Other Than Indemnity. The Lender Group, Borrower, and each of the Guarantors acknowledge and agree that upon Agent's receipt of (a) a

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fully executed counterpart of this Agreement signed by the Lender Group,
Borrower, and each of the Guarantors, and (b) the Payoff Reserve, all of the Obligations under the Loan Documents shall be terminated and satisfied in full; provided, however, that (A) all Obligations to indemnify each Indemnified Person under Section 11.3 of the Loan Agreement and to reimburse the Lender Group for Lender Group Expenses shall remain in full force and effect, and (B) to the extent that any payments or proceeds (or any portion thereof) received by Agent or any Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by Agent or such Lender, as applicable, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the Obligations or part thereof which were intended to be satisfied shall be revived and continue to be in full force and effect, as if the payment or proceeds had never been received by Agent or such Lender, as applicable, and this Agreement shall in no way impair the claims of the Lender Group with respect to the revived Obligations.

         3. Termination of Loan Documents. Borrower and each of the Guarantors hereby confirm that the commitment of the Lender Group to extend credit under the Loan Agreement and the other Loan Documents is terminated as of the Payoff Date, and, as of the Payoff Date, the Lender Group has no further obligation to extend credit to Borrower.

         4. Release of Collateral. Agent, on behalf of the Lender Group, will, as promptly as practicable:

              a. Execute and deliver any Uniform Commercial Code termination statements that (i) Borrower and Guarantors reasonably may request to release, as

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         of record, the financing statements previously filed by Agent, on behalf of the Lender Group, with respect to the Obligations, and (ii) at Agent's election, Borrower and Guarantors prepare;

              b. Execute and deliver any and all other lien releases and other similar discharge or release documents (and if applicable, in recordable form) that (i) Borrower and Guarantors reasonably may request to release, as of record and without any recourse, representation, or warranty, the security interests and all other notices of security interests and liens previously filed by Agent, for the benefit of the Lender Group, with respect to the Obligations, and
         (ii) at Agent's election, Borrower and Guarantors prepare;

              c. Return (without recourse, representation or warranty) to Borrower and Guarantors (or any one of them that Agent selects) any and all pledged stock certificates and related stock powers previously delivered to Agent, for the benefit of the Lender Group, in connection with the Loan Documents.

         5. Representations or Warranties. The Lender Group makes no representation or warranty with respect to the state of title to any collateral securing the Obligations. Borrower and each of the Guarantors represent and warrant that each has the power and authority to enter into this Agreement.

         6. Additional Documents. The Lender Group shall execute and deliver to or for Borrower and Guarantors, at Borrower's and Guarantors' sole expense, such additional documents (that, at Agent's election, Borrower and Guarantors prepare) and shall provide additional information as Borrower and Guarantors may reasonably require to carry out the terms of this Agreement.

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         7. Acknowledgments of Borrower and Guarantors. Borrower and each of the
Guarantors (a) acknowledge and agree that the release in paragraph 10 hereof shall not release Borrower and Guarantors of the Obligations arising from the indemnity provisions under Section 11.3 of the Loan Agreement and from the Obligations to pay for Lender Group Expenses under the Loan Agreement, and (c) confirm their agreement to the terms and provisions of this Agreement by returning to Agent a signed counterpart of this Agreement.

         8. Conditions. The obligations of the Lender Group under this Agreement are subject to the fulfillment, to the satisfaction of the Lender Group, of the following conditions precedent: (a) Agent shall have received a counterpart of this Agreement duly executed by each of the parties hereto; and (b) Agent shall have received the Payoff Reserve on the Payoff Date.

         9. Released Matters. The claims released pursuant to this Agreement (the "Released Claims") include all claims between the Lender Group, on the one hand, and Borrower and each of the Guarantors, on the other hand, including but not limited to principal, interest, charges, fees, together with any and all other claims, demands, obligations, liabilities, indebtedness, responsibilities, disputes, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action (whether at law or in equity), debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, rights of offset, losses and expenses, of every type, kind, nature, description or character, known and unknown, whensoever arising and occurring at any time up to and through the date hereof, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, which in any way arise out of, are connected with or relate to the Loan Documents.

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          10. Release by Borrower and Guarantors. Borrower and each of the
Guarantors, and their respective predecessors, successors and assigns, hereby fully, finally, irrevocably, forever and unconditionally release, discharge and acquit Agent, each of the Lenders, and each of Agent's and the Lenders' officers, employees and agents, from all Released Claims, except for the rights and obligations under this Agreement.

          11. Release by Lender Group of Borrower and each of the Guarantors. Each member of the Lender Group and each of its predecessors, successors and assigns, hereby fully, finally, irrevocably, forever and unconditionally release, discharge and acquit Borrower and each of the Guarantors from all Released Claims, except for the obligations of Borrower and each of the Guarantors under this Agreement, under the indemnity provisions in Section 11.3 of the Loan Agreement, and under the Loan Agreement to reimburse the Lender Group for Lender Group Expenses.

          12. Waiver of Statutory Benefits. The parties intend that the foregoing releases shall be effective as a full and final accord and satisfaction of Released Claims, and each of the parties hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of the parties hereby agrees, represents and warrants that it realizes and acknowledges that
(a) factual matters now existing and unknown to it may have given or may hereafter give rise to Released Claims which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, (b) such Released Claims may be unknown, unsuspected, unliquidated, unmatured and/or contingent due to ignorance, oversight, error, negligence or otherwise, and (c) if such Released Claims had been known, suspected, liquidated, matured and/or unconditional, such party's decision to enter into this release may have been materially affected. Each party further agrees, represents and

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warrants that this release has been negotiated and agreed upon in view of these realizations. Nevertheless, each party granting a release hereby intends to release, discharge, and acquit the parties receiving a release of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Released Claims which are in any way set forth in or related to the matters identified hereinabove. EACH PARTY HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

EACH PARTY AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE, INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

          13. Further Assurances. From time to time, at the request of any party hereto and without further consideration, the other parties will execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the releases contemplated hereby, including without limitation, Agent promptly shall execute and deliver to Borrower and the Guarantors any

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documents prepared by and tendered by Borrowers and Guarantor required to give notice of or effectuate the release by Agent, for the benefit of the Lender Group, of its security interests in the property of Borrower and the Guarantors, including but not limited to Uniform Commercial Code termination statements and filings with the U.S. Trademark Office.

          14. No Assignment. Each of the parties hereto agrees, represents, and warrants that such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Released Claims.

          15. Choice of Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among parties resident therein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          16. Advice of Counsel. Each party has had advice of independent counsel of its own choosing in negotiations for and the preparation of this Agreement, has read this Agreement in full and final form, and has had this Agreement fully explained to it to its satisfaction.

          17. No Third Party Beneficiaries. This Agreement is executed for the parties hereto, and no other person, corporation, partnership, individual or other entity not a party to this Agreement shall have any rights herein as a third party beneficiary or otherwise, except to the extent expressly and specifically provided herein.

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          18. Counterparts. This Agreement may be executed in duplicates and counterparts, which, taken together, will be deemed and serve as an original. In addition, the parties agree that their authorized representatives may bind them to the terms of this Agreement with signatures exchanged by fax, and each duplicate faxed signature copy shall be deemed to be an original of this Agreement.

          19. Entire Agreement. This is the entire Agreement between the parties with respect to this matter. There are no other agreements or understandings, written or oral, express or implied.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives.

Dated: April 8, 2002          FOOTHILL CAPITAL CORPORATION, a
                              California corporation, as Agent and the Lender



                              By:   /s/ Sheri Fenenboch
                              Name: ____________________________________
                              Its:  Vice President


Dated: April 8, 2002          THE 3DO COMPANY, a California corporation,
                              as Borrower



                              By:   /s/ James Alan Cook
                              Name: ____________________________________
                              Its:  Executive Vice President



                              [signatures continue]

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Dated: April 8, 2002          THE 3DO COMPANY, a Delaware corporation,
                              as Guarantor
                              By:   /s/ James Alan Cook
                              Name: _________________________________
                              Its:  Secretary

Dated: April 8, 2002          3DO EUROPE, LTD., a company organized under
                              the laws of England, as Guarantor



                              By:   /s/ James Alan Cook
                              Name: _________________________________
                              Its:  Director

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